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                                                                    Exhibit 10.9

                      GALAGEN INC. EMPLOYEE STOCK PURCHASE PLAN


    1. PURPOSE AND SCOPE OF PLAN. The purpose of the GalaGen Inc. Employee Stock Purchase Plan (the "Plan") is to provide the employees of GalaGen Inc. (the "Company") and its affiliates with an opportunity to acquire a proprietary interest in the Company through the purchase of its common stock and, thus, to develop a stronger incentive to work for the continued success of the Company. The Plan is intended to be an "employee stock purchase plan" within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended, and shall be interpreted and administered in a manner consistent with such intent.

    2.   DEFINITIONS.

         2.1  Whenever used in the Plan:

         (a) "Affiliate" means any parent or subsidiary corporation of the Company, as defined in Sections 424(e) and 424(f) of the Code.

         (b) "Base Compensation" means the gross cash compensation (including wage, salary, and overtime earnings) paid by the Company or any Affiliate to a Participant in accordance with the terms of employment, but excluding all Incentive Compensation, expense allowances (including, without limitation, moving expense allowances), and compensation payable in a form other than cash; provided that such compensation will be determined without regard to any earnings reduction agreements made pursuant to (i) a qualified cash or deferred arrangement under Section 401(k) of the Code or (ii) a cafeteria plan established under Section 125 of the Code.

         (c)  "Board of Directors" means the board of directors of the Company.

         (d)  "Code" means the Internal Revenue Code of 1986, as amended.

         (e) "Committee" means the Compensation Committee of the Board of Directors.

         (f) "Common Stock" means the common stock, par value $.01 per share, of the Company.

         (g)  "Company" means GalaGen Inc.

         (h) "Compensation" means the sum of a Participant's Base Compensation and his or her Incentive Compensation.


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         (i)  "Eligible Employee" means any employee of the Company or an
Affiliate whose customary employment is (i) at least 20 hours per week and
(ii) for more than 5 months in any calendar year; provided, however, that "Eligible Employee" shall not include any person who would be deemed for purposes of Section 423(b)(3) of the Code to own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company.

         (j) "Incentive Compensation" means compensation paid to a Participant pursuant to any incentive compensation plan or arrangement of the Company or in the form of commissions.

         (k)  "Fair Market Value" as of any date means:

              (i) the closing sale price of a share of common stock on the date specified or, if no sale of shares of common stock shall have occurred on that date, on the next preceding day on which a sale occurred of shares, on the National Association of Securities Dealers, Inc. Automated Quotations National Market System ("NMS"), or

              (ii) if the shares of common stock are not quoted on the NMS, what the Committee determines in good faith to be the fair market value of a share of common stock on that date.

If such determination of Fair Market Value is not consistent with the then current regulations of the Secretary of the Treasury applicable to plans intended to qualify as an "employee stock purchase plan" within the meaning of
Section 423(b) of the Code, Fair Market Value shall be determined in accordance with said regulations. The determination of Fair Market Value shall be subject to adjustment as provided in Section 14 hereof.

         (l) "Participant" means an Eligible Employee who has elected to participate in the Plan in the manner set forth in Section 4.

         (m)  "Plan" means this GalaGen Inc. Employee Stock Purchase Plan.

         (n)  "Purchase Period" means the period of July 1, 1996 to
December 31, 1996, and thereafter the 12-month period beginning on January 1 of each year and ending on December 31 of such year.

         (o) "Stock Purchase Account" means the account maintained in the books and records of the Company recording the amount withheld from each Participant through payroll deductions made under the Plan.

    3. SCOPE OF THE PLAN. Options to purchase shares of common stock may be granted by the Company to Eligible Employees during the period commencing
July 1, 1996 and ending


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December 31, 2004 as hereinafter provided, but not more than 270,833 shares of common stock (subject to adjustment as provided in Section 14 hereof) shall be purchased pursuant to such options. All options granted pursuant to the Plan shall be subject to the same terms, conditions, rights, and privileges. The shares of common stock delivered by the Company pursuant to the Plan may be acquired shares having the status of treasury shares, newly issued shares, or both.

    4. ELIGIBILITY AND PARTICIPATION. To be eligible to participate in the Plan for a given Purchase Period, an employee must be an Eligible Employee on the first day of such Purchase Period. An Eligible Employee may elect to participate in the Plan by filing an enrollment form with the Committee in advance of the Purchase Period that authorizes regular payroll deductions from Compensation beginning with the first payday in the Purchase Period and continuing until the Eligible Employee withdraws from the Plan or ceases to be an Eligible Employee.

    5.   AMOUNT OF COMMON STOCK EACH ELIGIBLE EMPLOYEE MAY PURCHASE.

         5.1 Subject to the provisions of the Plan, each Eligible Employee shall be offered the option to purchase on the last day of the Purchase Period the largest number of whole shares of common stock that can be purchased at the price specified in Section 5.2 hereof with the entire credit balance in the Participant's Stock Purchase Account; provided however, that (i) no more than 5,000 shares of common stock may be purchased under the Plan by any one Participant for a given Purchase Period and (ii) no more than $25,000 in Fair Market Value (determined at the beginning of each Purchase Period) of shares of common stock and other stock may be purchased under the Plan and all other employee stock purchase plans (if any) of the Company and the Affiliates by any Participant for each calendar year. If the purchases by all Participants would otherwise cause the aggregate number of shares of common stock to be sold under the Plan to exceed the number specified in Section 3 hereof, however, each Participant shall be allocated a ratable portion of the maximum number of shares of common stock which may be sold.

         5.2 The purchase price of each share of common stock sold pursuant to the Plan will be the lesser of (i) 85% of the Fair Market Value of such share on the first business day of the Purchase Period or (ii) 85% of the Fair Market Value of such share on the last business day of the Purchase Period.

    6.   METHOD OF PARTICIPATION.

         6.1 The Committee shall give notice to Eligible Employees of each offering of options to purchase shares of common stock pursuant to the Plan and the terms and conditions for each offering. Such notice is subject to revision by the Company at any time prior to the date of grant of the option. The first day of a Purchase Period is the date contemplated by the Company as the date of grant of the option to purchase such shares.

         6.2 Each Eligible Employee who desires to participate in the Plan for a Purchase Period shall signify his or her election to do so by signing an election form developed by


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the Committee.  An Eligible Employee may elect different withholding percentages for Base Compensation and for Incentive Compensation, provided that the withholding percentage as to each must always be a whole percentage from 0% to 10%. An election to participate in the Plan and to authorize payroll deductions as described herein must be made before the commencement of the Purchase Period to which it relates and shall remain in effect unless and until such Participant withdraws from the Plan, modifies his or her authorization, or terminates his or her employment with the Company, as hereinafter provided.

         6.3 Any Eligible Employee who does not make a timely election as provided in Section 6.2 hereof shall be deemed to have elected not to participate in the Plan. Such election shall be irrevocable for such Purchase Period.

    7.   STOCK PURCHASE ACCOUNT.

         7.1 The Company shall maintain a Stock Purchase Account for each Participant. Payroll deductions pursuant to Section 6 hereof will be credited to such Stock Purchase Accounts on each payday.

         7.2 No interest will be credited to a Participant's Stock Purchase Account.

         7.3 The Stock Purchase Account is established solely for accounting purposes, and all amounts credited to the Stock Purchase Account will remain part of the general assets of the Company.

         7.4 A Participant may not make any separate cash payment into his or her Stock Purchase Account.

    8.   RIGHT TO ADJUST PARTICIPATION OR TO WITHDRAW.

         8.1 A Participant may, at any time during a Purchase Period, direct the Company to make no further deductions from his or her Compensation or to reduce or increase the amount of such deductions. Upon either of such actions, future payroll deductions with respect to such Participant shall cease or be reduced or increased in accordance with the Participant's direction.

         8.2 Any Participant who stops payroll deductions may not thereafter resume payroll deductions for the Purchase Period, and any Participant who decreases or increases payroll deductions may not thereafter further decrease or increase such deductions for the Purchase Period, except that he or she may stop further deductions.

         8.3 At any time before the end of a Purchase Period, any Participant may also withdraw from the Plan. In such event, all future payroll deductions shall cease and the entire credit balance in the Participant's Stock Purchase Account will be paid to the Participant, without


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interest, in cash within 60 days.  A Participant who withdraws from the Plan will not be eligible to reenter the Plan until the next succeeding Purchase Period.

         8.4 Notification of a Participant's election to reduce, increase or terminate deductions, or to withdraw from the Plan, shall be made by the filing of an appropriate notice to such effect with the Committee.

    9. TERMINATION OF EMPLOYMENT. If the employment of a Participant is terminated for any reason, including termination because of death, permanent disability, or retirement at or after age 65, the Company shall refund in cash all amounts credited to his or her Stock Purchase Account.

    10.  EXERCISE OF OPTION AND PURCHASE OF SHARES.

         10.1 As of the last day of the Purchase Period, the entire credit balance in each Participant's Stock Purchase Account will be used to purchase the largest number of whole shares of common stock purchasable with such amount (subject to the limitations of Section 5 hereof) unless the Participant has filed an appropriate form with the Committee in advance of that date (which either elects to purchase a specified number of whole shares which is less than the number described above or elects to receive the entire credit balance in cash).

         10.2 Any amount remaining in a Participant's Stock Purchase Account after such purchase (or the entire credit balance if the Participant elected not to purchase any shares) will be paid to the Participant in cash within 60 days after the end of the Purchase Period.

         10.3 As soon as practicable after the close of the Purchase Period, certificates for the number of whole shares of common stock, determined as aforesaid, purchased by each Participant shall be issued and delivered to him or her.

    11. RIGHTS AS A STOCKHOLDER. A Participant shall not be entitled to any of the rights or privileges of a stockholder of the Company with respect to such shares, including the right to receive any dividends which may be declared by the Company, until he or she actually has paid the purchase price for such shares and certificates have been issued to him or her in accordance with
Section 10.

    12. RIGHTS NOT TRANSFERABLE. A Participant's rights under the Plan are exercisable only by the Participant during his or her lifetime, and may not be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution. Any attempt to sell, pledge, assign, or transfer the same shall be null and void and without effect. The amounts credited to a Stock Purchase Account may not be assigned, transferred, pledged, or hypothecated in any way, and any attempted assignment, transfer, pledge, hypothecation, or other disposition of such amounts will be null and void and without effect.


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    13.  ADMINISTRATION OF THE PLAN.

         13.1 The Plan shall be administered by the Committee, which is authorized to make such uniform rules as may be necessary to carry out its provisions. The Committee shall determine any questions arising in the administration, interpretation, and application of the Plan, and all such determinations shall be conclusive and binding on all parties.

         13.2 If any option granted under the Plan shall lapse or terminate unexercised, the number of shares of common stock covered thereby shall again become available for sale under the Plan.

    14. ADJUSTMENT UPON CHANGES IN CAPITALIZATION. In the event of any change in the common stock of the Company by reason of stock dividends, stock splits, corporate separations, recapitalizations, mergers, consolidations, combinations, exchanges of shares and the like, the aggregate number and class of shares available under the Plan, and the number, class, and purchase price of shares under option but not yet purchased under the Plan, shall be adjusted appropriately by the Committee.

    15. REGISTRATION OF CERTIFICATES. Stock certificates will be registered in the name of the Participant, or jointly in the name of the Participant and another person, as the Participant may direct on an appropriate form.

    16. AMENDMENT OF PLAN. The Board of Directors may at any time amend the Plan in any respect which shall not adversely affect the rights of Participants pursuant to options accepted under the Plan, except that, without stockholder approval on the same basis as required by Section 19.1, no amendment shall be made (i) to increase the number of shares to be reserved under the Plan, (ii) to decrease the minimum purchase price, (iii) to withdraw the administration of the Plan from the Committee, or (iv) to change the definition of employees eligible to participate in the Plan.

    17. EFFECTIVE DATE OF PLAN. The Plan shall consist of an offering commencing July 1, 1996 and ending December 31, 1996 and thereafter eight consecutive annual offerings beginning on January 1 of each year and ending on December 31 of such year. All rights of Participants in any offering hereunder shall terminate at the earlier of the conclusion of the last Purchase Period authorized herein on December 31, 2004 or:

         17.1 on the day that Participants become entitled to purchase a number of shares of common stock equal to or greater than the number of shares remaining available for purchase; or

         17.2 at any time, at the discretion of the Board of Directors, after 30 days' notice has been given to all Participants.


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Upon termination of the Plan, shares of common stock, in accordance with
Section 10, shall be issued to Participants and cash, if any, remaining in the Participants' Stock Purchase Accounts shall be refunded to them, as if the Plan were terminated at the end of a Purchase Period.

    18. GOVERNMENTAL REGULATIONS AND LISTING. All rights granted or to be granted to Eligible Employees under the Plan are expressly subject to all applicable laws and regulations and to the approval of all governmental authorities required in connection with the authorization, issuance, sale, or transfer of the shares of common stock reserved for the Plan, including, without limitation, there being a current registration statement of the Company under the Securities Act of 1933, as amended, covering the shares of common stock purchasable under options on the last day of the Purchase Period applicable to such options, and if such a registration statement shall not then be effective, the term of such options and the Purchase Period shall be extended until the first business day after the effective date of such a registration statement, or post-effective amendment thereto. If applicable, all such rights hereunder are also similarly subject to effectiveness of an appropriate listing application to the National Association of Securities Dealers, Inc. covering the shares of common stock under the Plan upon official notice of issuance.

    19.  MISCELLANEOUS.

         19.1 The Plan shall be submitted for approval by the stockholders of the Company prior to December 31, 1996. If not so approved prior to such date, the Plan shall terminate December 31, 1996.

         19.2 The Plan shall not be deemed to constitute a contract of employment between the Company and any Participant, nor shall it interfere with the right of the Company to terminate any Participant and treat him or her without regard to the effect which such treatment might have upon him or her under the Plan.

         19.3 Wherever appropriate as used herein, the masculine gender may be read as the feminine gender, the feminine gender may be read as the masculine gender, the singular may be read as the plural, and the plural may be read as the singular.

         19.4 The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Minnesota.

         19.5 Delivery of shares of common stock or of cash pursuant to the Plan shall be subject to any required withholding taxes. A person entitled to receive shares of common stock may, as a condition precedent to receiving such shares, be required to pay the Company a cash amount equal to the amount of any required withholdings.


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